Exhibit 99.1

November 4, 2014

Paycom Software Reports Third Quarter 2014 Earnings

Third Quarter Revenue Growth Accelerated to 41.7% Year-over-Year

Record Annualized New Recurring Revenue (ANRR) of $14.9 Million Grew 52.0% Year-over-Year

OKLAHOMA CITY—(BUSINESS WIRE)— Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of a comprehensive cloud-based human capital management software solution, today announced its financial results for the quarter ended September 30, 2014.

“We continued to experience robust demand for our advanced human capital management and payroll software solution in the third quarter,” said Chad Richison, President and Chief Executive Officer of Paycom. “The power, flexibility and value of a single-database system are resonating with our current and prospective clients. Human resource professionals are increasingly looking to leverage technology to become key strategic players within the organization, and the Paycom solution is uniquely suited to help them achieve this.”

Financial Highlights for the Third Quarter of 2014

Total Revenues of $36.6 million increased 41.7% compared to $25.8 million in the same period last year, primarily due to the addition of clients in mature sales offices. Recurring revenues of $35.9 million also increased 42.4% from the comparable prior year period, and comprised 98% of total revenues.

GAAP Net Income was $2.7 million, or $0.05 per diluted share, compared to a loss of ($0.4) million, or ($0.01) per diluted share in the same period last year.

Adjusted EBITDA1 was $6.6 million, compared to $3.8 million in the same period last year.

Non-GAAP Net Income (Loss)1 was $2.7 million, or $0.05 per diluted share, compared to $(0.0) million, or $0.00 per diluted share, in the same period last year.

Annualized New Recurring Revenue (“ANRR”) was $14.9 million, up from $9.8 million for the same period last year, representing a 52.0% growth from the comparable prior year period.

Cash and Cash Equivalents were $18.5 million as of September 30, 2014.

Total Debt was $27.2 million as of September 30, 2014. This debt consisted of debt on the corporate headquarters.

[1]	Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending December 31, 2014, and year ending December 31, 2014:

Fourth Quarter 2014

Total Revenues in the range of $40 million to $41 million.

Adjusted EBITDA in the range of $5.5 million to $6.5 million.

Fiscal Year 2014

Total Revenues in the range of $147 million to $148 million.

Adjusted EBITDA in the range of $25 million to $26 million.

We have not reconciled the Adjusted EBITDA range for the quarter ending December 31, 2014 or the year ending December 31, 2014 to net income (loss) because applicable information for future periods, on which this reconciliation is based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income (loss) is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA and non-GAAP net income. We use earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and non-GAAP net income, as supplemental measures to review and assess our performance and planning purposes. We define: (i) EBITDA as net income, plus interest expense, taxes and depreciation and amortization, (ii) Adjusted EBITDA as net income, plus interest expense, taxes, depreciation and amortization, stock-based compensation expense, net loss on early extinguishment of debt and certain transaction expenses that are not core to our operations and (iii) non-GAAP net income as pro forma net income plus tax adjusted stock-based compensation expense, tax adjusted net loss on early extinguishment of debt and certain tax adjusted transaction expenses that are not core to our operations. EBITDA, Adjusted EBITDA and non-GAAP net income are metrics that we believe are useful to investors in evaluating our performance and facilitating comparison with other peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP.

EBITDA, Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP, and should not be considered a substitute for net income (loss) or pro forma net income (loss), as applicable, which we consider to be the most directly comparable GAAP measures. EBITDA, Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider EBITDA, Adjusted EBITDA and non-GAAP net income in isolation, or as a substitute for “Net income (loss),” “Pro forma net income (loss)” or other Condensed Consolidated Statements of Income data prepared in accordance with GAAP. EBITDA, Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, November 4, 2014 at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (888) 317-6003 (domestic) or (412)-317-6061 (international) with conference ID 6642499. A live webcast, as well as the replay of the conference call will be available on the Investor Relations page of the company’s website at http://investors.paycom.com. A replay of this conference call can also be accessed by dialing (877)-344-7529 (domestic) or (412)-317-0088 (international) until November 19, 2014. The replay passcode is 10054725.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom serves businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states and has sales offices in 30 major cities across the nation.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the teleconference call may be, forward looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Paycom’s actual results to differ materially from those stated or implied by such forward-looking statements, as a result of various risks and uncertainties including: changes in the demand for our solution, pricing changes and the impact of competition; changes in technology; our ability to attract, hire and retain skilled employees; our ability to attract and retain clients and increase the number of applications utilized by our clients; our ability to develop and market new applications, improve our existing applications and increase the value of our solution; our ability to maintain or increase our revenues and revenue growth rate; the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure requirements; changes in laws regulating payroll taxes and employee benefits; the possibility of a security breach that disrupts operations or exposes client confidential data; and potentially unfavorable outcomes related to pending legal matters.

Other factors that may cause such differences include, but are not limited to, those discussed in our periodic filings with the Securities and Exchange Commission, including those discussed in the prospectus filed with the Securities and Exchange Commission on April 15, 2014, and in particular the section entitled “Risk Factors” of the prospectus. Paycom undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Paycom Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$18,473	$13,362
Restricted cash	370	369
Accounts receivable	1,468	1,705
Prepaid expenses	1,581	2,133
Inventory	384	578
Income tax receivable	—	150
Deferred tax assets	2,422	3,672

Current assets before funds held for clients	24,698	21,969
Funds held for clients	393,633	455,779

Total current assets	418,331	477,748
Property, plant and equipment, net of accumulated depreciation of $15.5 million and $11.5 million, respectively	46,642	38,671
Deposits and other assets	595	461
Goodwill	51,889	51,889
Intangible assets, net of accumulated amortization of $11.7 million and $10.5 million, respectively	5,499	6,709

Total assets	$522,956	$575,478

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,976	$5,020
Income tax payable	148	—
Accrued commissions and bonuses	2,568	3,598
Accrued payroll and vacation	2,665	3,087
Deferred revenue	2,186	1,582
Current portion of long-term debt	845	9,545
Accrued expenses and other current liabilities	3,871	4,372

Current liabilities before client funds obligation	14,259	27,204
Client funds obligation	393,633	455,779

Total current liabilities	407,892	482,983

Deferred tax liabilities	3,059	2,895
Long-term deferred revenue	15,048	10,990
Long-term debt, less current portion	26,341	11,545
Long-term debt to related parties	—	60,875
Derivative liability	—	1,107

Total long-term liabilities	44,448	87,412

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 51,056,462 and 45,708,573 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively)	510	457
Additional paid in capital	66,949	33,978
Retained earnings (accumulated deficit)	3,157	(29,349)

Total parent’s stockholders’ equity	70,616	5,086

Noncontrolling interest	—	(3)

Total stockholders’ equity	70,616	5,083

Total liabilities and stockholders’ equity	$522,956	$575,478

Paycom Software, Inc.

Condensed Consolidated Statements of Income

(in thousands, except share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Recurring	$35,910	$25,210	$105,030	$75,808
Implementation and other	688	620	1,859	1,513

Total revenues	36,598	25,830	106,889	77,321

Cost of revenues
Operating expenses	5,798	4,846	17,847	13,633
Depreciation	638	494	1,876	1,320

Total cost of revenues	6,436	5,340	19,723	14,953

Administrative expenses
Sales and marketing	14,856	10,339	44,237	28,913
Research and development	1,059	538	2,878	1,317
General and administrative	8,410	6,815	25,816	18,851
Depreciation and amortization	1,159	959	3,322	2,716

Total administrative expenses	25,484	18,651	76,253	51,797

Total operating expenses	31,920	23,991	95,976	66,750

Operating income	4,678	1,839	10,913	10,571
Interest expense	(338)	(2,329)	(3,079)	(6,929)
Net loss on early repayment of debt	—	—	(4,044)	—
Other income (expense), net	39	(133)	1,395	140

Income (loss) before income taxes	4,379	(623)	5,185	3,782
Provision (benefit) for income taxes	1,689	(199)	2,028	1,211

Net income (loss)	2,690	(424)	3,157	2,571
Net income (loss) attributable to noncontrolling interest	—	(3)	—	19

Net income (loss) attributable to the Company	$2,690	$(421)	$3,157	$2,552

Pro forma additional income tax expense (benefit)	—	(93)	—	563

Pro forma net income (loss)	$2,690	$(328)	$3,157	$1,989

Net income (loss) per share, basic	$0.05	$(0.01)	$0.06	$0.06
Net income (loss) per share, diluted	$0.05	$(0.01)	$0.06	$0.05
Pro forma net income (loss) per share, basic	$0.05	$(0.01)	$0.06	$0.04
Pro forma net income (loss) per share, diluted	$0.05	$(0.01)	$0.06	$0.04
Weighted average shares outstanding:
Basic	51,056,462	45,707,802	49,040,344	45,398,933

Diluted	52,978,051	45,707,802	51,223,048	47,975,548

Pro forma weighted average shares outstanding:
Basic	51,056,462	45,707,802	49,040,344	45,398,933

Diluted	52,978,051	45,707,802	51,223,048	47,975,548

Paycom Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, except share amounts)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net income	$3,157	$2,571
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,198	4,036
Amortization of debt discount	67	178
Write off of debt issuance costs	4,051	—
Stock-based compensation	362	925
Change in fair value of derivative liability	(1,107)	257
Changes in operating assets and liabilities:
Accounts receivable	237	(85)
Prepaid expenses	(94)	(753)
Inventory	195	(121)
Deposits and other assets	(145)	(53)
Income tax receivable	150	—
Deferred tax assets	1,250	1,211
Deferred tax liabilities	164	—
Income tax payable	148	—
Accounts payable	(3,044)	(159)
Accrued commissions and bonuses	(1,030)	(1,195)
Accrued payroll and vacation	(422)	(170)
Deferred revenue	4,662	2,775
Accrued expenses and other liabilities	(498)	2,679

Net cash provided by operating activities	13,301	12,096

Investing activities
Decrease in funds held for clients	62,146	82,294
Increase (decrease) in restricted cash	1	(1)
Additions to property, plant and equipment	(11,948)	(6,243)

Net cash provided by investing activities	50,199	76,050

Financing activities
Proceeds from issuance of long-term debt	6,539	—
Proceeds from initial public offering	62,842	—
Payments on long-term debt	(65,442)	1,750
Decrease in client funds obligation	(62,146)	(82,294)
Incentive awards redeemed	—	(1,061)
Capital impact of reorganization	(183)	—
Capital contribution	1	1,162

Net cash used in financing activities	(58,389)	(80,443)

Change in cash and cash equivalents	5,111	7,703
Cash and cash equivalents
Beginning of period	13,362	13,435

End of period	$18,473	$21,138

Paycom Software, Inc.

Breakout of Stock-based Compensation Expense

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Stock-based compensation expense:
Operating expenses	$4	$6	$19	$218
Sales and marketing	3	64	159	112
Research and development	2	11	7	340
General and administrative	79	—	177	255

	$88	$81	$362	$925

Paycom Software, Inc.

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Consolidated statements of income data:
Net income (loss)	$2,690	$(424)	$3,157	$2,571
Interest expense	338	2,329	3,079	6,929
Taxes	1,689	(199)	2,028	1,211
Depreciation and amortization	1,797	1,453	5,198	4,036

EBITDA	6,514	3,159	13,462	14,747
Stock-based compensation expense	88	81	362	925
Transaction expenses	—	532	1,363	663
Net loss on early extinguishment of debt	—	—	4,044	—

Adjusted EBITDA	$6,602	$3,772	$19,231	$16,335

Paycom Software, Inc.

Reconciliation of Pro forma net income (loss) to Non-GAAP net income

(in thousands, expect per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Consolidated statements of income data:
Pro forma net income (loss)	$2,690	$(328)	$3,157	$1,989
Tax adjusted stock-based compensation expense	51	43	211	491
Tax adjusted transaction expenses	—	282	795	352
Tax adjusted net loss on early extinguishment of debt	—	—	2,358	—

Non-GAAP net income	$2,741	$(3)	$6,521	$2,832

Non-GAAP net income per share, basic	$0.05	$(0.00)	$0.13	$0.06
Non-GAAP net income per share, diluted	$0.05	$(0.00)	$0.13	$0.06
Pro Forma weighted average shares outstanding:
Basic	51,056,462	45,707,802	49,040,344	45,398,933
Diluted	52,978,051	45,707,802	51,223,048	47,975,548

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

Kathy.Oden-Hall@paycom.com

or

Investor Relations Contact:

855-603-1620

investors@paycom.com Source:

Paycom Software, Inc.